Exhibit 16.2 under Form N-14

                               POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED MDT SERIES and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganizations of Federated Conservative Allocation Fund, Federated Growth Allocation Fund, and Federated Moderate Allocation Fund, all portfolios of Federated Managed Allocation Portfolios, into Federated MDT Balanced Fund, a portfolio of Federated MDT Series, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                           TITLE                                  DATE



/S/ John F. Donahue
John F. Donahue                      Trustee                       July 17, 2007



/S/ J. Christopher Donahue
J. Christopher Donahue               President and Trustee         July 17, 2007
                                     (Principal Executive Officer)



/S/ Richard A. Novak
Richard A. Novak                     Treasurer                     July 17, 2007
                                     (Principal Financial Officer)



/S/ Thomas G. Bigley
Thomas G. Bigley                     Trustee                       July 17, 2007



/S/ John T. Conroy, Jr.
John T. Conroy, Jr.                  Trustee                       July 17, 2007



/S/ Nicholas P. Constantakis
Nicholas P. Constantakis             Trustee                       July 17, 2007



/S/ John F. Cunningham
John F. Cunningham                   Trustee                       July 17, 2007


Federated MDT Series -
Power of Attorney for Merger of Federated Conservative Allocation Fund, Federated Growth Allocation Fund and Federated Moderate Allocation Fund into Federated MDT Balanced Fund
Page 2




/S/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.              Trustee                       July 17, 2007



/S/ Peter E. Madden
Peter E. Madden                      Trustee                       July 17, 2007



/S/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.            Trustee                       July 17, 2007



/S/ John E. Murray, Jr.
John E. Murray, Jr.                  Trustee                       July 17, 2007



/S/ Thomas M. O'Neill
Thomas M. O'Neill                    Trustee                       July 17, 2007



/S/ Marjorie P. Smuts
Marjorie P. Smuts                    Trustee                       July 17, 2007



/S/ John S. Walsh
John S. Walsh                        Trustee                       July 17, 2007



/S/ James F. Will
James F. Will                        Trustee                       July 17, 2007